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                                                                   EXHIBIT 10.59

                                Amendment No. 2
                                       To
                DEVELOPMENT, LICENSE AND DISTRIBUTION AGREEMENT

     This Amendment No. 2 is made and entered into on February 21, 2002 by and between MTI Technology Corporation, a Delaware corporation with principal offices at 4095 E. La Palma Avenue, Anaheim, CA 92807 ("MTI"), and FalconStor, Inc., a Delaware corporation with principal offices at 125 Baylis Road, Suite 140, Melville, New York 11747 ("FalconStor") (collectively "Parties"), and amends the DEVELOPMENT, LICENSE AND DISTRIBUTION AGREEMENT signed by the parties on September 10, 2001 (the "Agreement").

     The parties hereby agree to amend the Agreement as follows:

     1. Replace SECTION 6 "MARKETING EFFORTS" with the following: "MTI shall use commercially reasonable efforts to market and promote the Software through advertising, point-of-sale and online promotions, sales literature and brochures, co-marketing opportunities, including customer service and online forums, and such other promotions as MTI shall deem appropriate in furtherance of its responsibilities under this Agreement to its sole and absolute discretion. FalconStor shall reimburse MTI for MDF of $20,000.00 and shall further accumulate an additional 35% of net sales for "FalconStor branded" Software License (stand-alone FalconStor packaging product) as co-op marketing expenses until such deliverables have been accepted by MTI.

     2. Replace "I. MTI DISCOUNT RATE" of Exhibit C with the following: "The following discount will be applied to the prices set forth in the Pricing Table:

- 65% for Software License (MTI OEM bundle version)
- 50% for Maintenance and Support Fee
- 30% only for "FalconStor Branded" Software License (stand-alone FalconStor packaging product) until such Deliverables have been accepted by MTI. And the 30% is only valid for this window period. "Window Period" shall be from November 1, 2001 until the date that MTI accepts the OEM bundle version.

     FalconStor shall reimburse MTI for Marketing Development Funds (MDF) of $20,000.00 and shall further accumulate an additional 35% of net sales for co-op marketing expenses based on stand-alone FalconStor packaging product for the total Revenue dollars shipped on a monthly basis until such time the Deliverables have been accepted by MTI ("MTI OEM bundle version"). The MDF and co-op marketing dollars accumulated shall be applied to marketing activities mutually agreed by both Parties.


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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed by their duly authorized representatives as of the Effective Date.

FALCONSTOR SOFTWARE, INC.                MTI TECHNOLOGY CORPORATION

By:  /s/ JACOB FERNG                     By:  /s/ VENKI VENKATARAMAN

Name:  Jacob Ferng                       Name:  Venki Venkataraman

Title:  VP/CFO                           Title: Senior Vice President of
      ---------------------------               Customer Service/Support

Date:  2/25/02                           Date:  2-22-2002
     ----------------------------             ----------------------------





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